SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 31, 2001

SOUTHERN SECURITY BANK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-22911
(Commission File Number)

65-0325364
(IRS Employer Identification No.)

1000 Brickell Avenue Suite 900
Miami, Florida
(Address of principal executive offices)

33131
(Zip Code)

(305) 702-5502
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 31, 2001, Southern Security Bank Corporation ("Registrant") and its subsidiary bank, Southern Security Bank ("SSB") completed the acquisition of the Assets and Liabilities of PanAmerican Bank ("PAB"), 2770 SW 27 Avenue Miami, Florida in accordance with the Asset Purchase Agreement between PanAmerican Bank, Registrant and SSB dated May 15, 2001 (the "Agreement"). The Agreement was filed as an exhibit on August 14, 2001 with the Registrant's June 30, 2001, 10-QSB.

PAB operated one full service banking office located in Miami, Miami-Dade County, Florida which has been reopened as Southern Security Bank's Grovegate Branch. The assets included cash, loans, the bank name and securities and the liabilities consisting principally of deposits. PAB owned the land and building on which the banking office is located and these assets are included in the Agreement and acquisition. The Agreement excluded the transfer of the asset of Federal Reserve Bank stock and the Allowance for Loan and Lease losses as well as the liability of a note payable. The Agreement was subject to the regulatory approval of the Federal Reserve and the State of Florida Division of Banking, which were granted.

Under the Agreement, SSB paid PAB $4.5 million in cash from its cash on hand and the Registrant paid PAB with 1,025,000 shares of its common stock. Currently there is no public trading market for the Registrant's shares. The total price is subject to adjustment for fluctuations in the level of PAB's equity to the date of the closing of the transaction on December 31, 2001.

PanAmerican Bank is a subsidiary of Interbank Holding, Inc., 888 Brickell Avenue, 6th Floor, Miami, Florida 33131 which owns 99 percent of PAB. Subsequent to the closing of the Agreement, PAB surrendered its bank charter and changed its name to PanInvest, Inc., a Florida Corporation. On January 10, 2002, SSB applied to the Florida Division of Banking to change its name to PanAmerican Bank.

The transaction combines the two banking entities' assets and liabilities into a single bank that is expected to have the size, operating efficiency and market presence to achieve significant improvements in long-term profitability that will greatly enhance their combined prospects for success over those of either of the component banks. The acquisition of PAB's assets and liabilities is expected to increase the resultant bank's revenue and liquidity, marketing opportunities, as well as enhance earnings through economies of scale.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The filing of the financial statements required by Item 7 of Form 8-K has been delayed by a demand by the auditor of the acquired business to review the corporate minutes of PAB before consenting to the use of its audit report for the filing and by the unavailability of those corporate records caused by their storage in a warehouse by PAB. The Registrant intends to file the required financial statements as soon as it is able to obtain the required audit report from the auditor of the acquired business.

A copy of the Agreement was previously filed as an exhibit to the Registrant's report on Form 10-QSB for the period ended June 30, 2001, and is hereby incorporated in this report by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 18, 2002	SOUTHERN SECURITY BANK CORPORATION By: /s/ Floyd D. Harper Floyd D. Harper Vice President, Secretary and Treasurer Chief Financial Officer